                                                                     EXHIBIT 3.1

                        CORRECTED AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                            MINDARROW SYSTEMS, INC.

     MindArrow Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     Does Hereby Certify:

     1.  The name of the corporation is MindArrow Systems, Inc.

     2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on August 11, 2000, and said Amended and Restated Certificate requires correction as permitted by subsection
         (f) of Section 103 of the General Corporation Law of the State of Delaware.

     3. The Amended and Restated Certificate is inaccurate or defective in that the Certificate of Incorporation was restated pursuant to Section 245 of the General Corporation Law of the State of Delaware, but was not amended.

     4. The Amended and Restated Certificate is inaccurate or defective in that it incorrectly restates the rights and privileges of Series B Preferred and Series C Preferred stock, including such rights with respect to liquidation preferences and the allocation of board seats.

     5. The Amended and Restated Certificate of Incorporation is corrected to read in its entirety as follows:

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            MINDARROW SYSTEMS, INC.

     The undersigned, Robert I. Webber and Quynh N. Trinh, hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of MindArrow Systems, Inc., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on March 31, 2000.

     3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware this Restated Certificate of Incorporation merely restates and integrates but does not further amend the Certificate of Incorporation.

     4. The Certificate of this corporation shall be restated to read in full as follows:

                                  ARTICLE I.

     The name of the corporation is MindArrow Systems, Inc. (the "Corporation").

                                  ARTICLE II.

     The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.

     The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is Forty Million (40,000,000). The number of shares of Common Stock authorized to be issued is Thirty Million (30,000,000), par value $.001 per share. The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $.001 per share. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of such series. The Board of Directors is hereby further authorized to fix, or alter all or any of, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting any such series and the designation of such series. The term "fixed for such series" and correlative terms as used in this Article IV shall mean, with respect to any series of Preferred Stock, as stated in a resolution or resolutions lawfully adopted by the Board of Directors in exercise of such authority hereinabove granted.

                            SERIES A PREFERRED STOCK
                            ------------------------

     No shares of the Corporation's authorized Preferred Stock shall be designated as Series A Preferred Stock.

                            SERIES B PREFERRED STOCK
                            ------------------------


     1. Designation and Amounts. One Million Seven Hundred Fifty Thousand (1,750,000) shares of the Corporation's authorized Preferred Stock are designated as Series B Preferred Stock.

     2.  Definitions.

            For the purposes of this Resolution the following definitions shall apply:

            (a)  "Board" shall mean the Board of Directors of the Corporation.

            (b) "Common Stock" shall refer to the Corporation's common stock with a par value of $.001 per share.

            (c)  "Purchase Price" shall be $8.00.

            (d) "Subsidiary" shall mean any corporation at least 51% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more subsidiaries of the Corporation.

     3. Dividends. The holder of each issued and outstanding share of Series B Preferred Stock shall be entitled to receive dividends when and if declared by the Board, out of funds legally available for such purpose. No dividends (other than those payable solely in shares of Common Stock) may be declared or paid with respect to shares of Common Stock during any fiscal year of the Corporation until dividends in the aggregate amount of not less than $0.90 per share (the "Dividend Preference Rate") of Series B Preferred Stock (as adjusted as provided herein) have been paid or declared and set aside with respect to the Series B Preferred Stock during such fiscal year. If the Corporation shall (a) pay a distribution in shares of Series B Preferred Stock, (b) subdivide its outstanding shares of Series B Preferred Stock into a greater number of shares,
(c) combine its outstanding shares of Series B Preferred Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Series B Preferred Stock any shares of Series B Preferred Stock, the Dividend Preference Rate shall be ratably adjusted to an amount equal to the Dividend Preference Rate in effect immediately prior to such action multiplied by the number of shares of Series B Preferred Stock outstanding immediately prior to such action divided by the number of shares of Series B Preferred Stock outstanding immediately after such action.

     4. Redemption. Shares of Series B Preferred Stock are not redeemable by the Corporation.

     5. Liquidation and Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the issued and outstanding Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock and Series C Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, an amount per share equal to the Purchase Price for the respective Series B Preferred Stock or Series C Preferred Stock (the "Liquidation Rate"), plus all accrued and unpaid dividends and distributions declared thereon, without interest. If the Corporation shall (a) pay a distribution in shares of Series B Preferred Stock or Series C Preferred Stock,
(b) subdivide its outstanding shares of Series B Preferred Stock or Series C Preferred Stock into a greater number of shares, (c) combine its outstanding shares of Series B Preferred Stock or Series C Preferred Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Series B Preferred Stock or Series C Preferred Stock any additional shares of Series B Preferred Stock or Series C Preferred Stock, respectively, the Liquidation Rate shall be ratably adjusted to an amount equal to the Liquidation Rate in effect immediately prior to such action multiplied by the number of shares of Series B Preferred Stock and/or Series C Preferred Stock (as applicable) outstanding immediately prior to such action divided by the number of shares of Series B Preferred Stock or Series C Preferred Stock, respectively, outstanding immediately after such action. After such payment shall have been made in full to the holders of the issued and outstanding Series B Preferred Stock and Series C Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series B Preferred Stock and Series C Preferred Stock so as to be and continue to be available therefor, then the remaining assets of the Corporation shall be divided and distributed ratably among the holders of the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock on an as converted basis. If, upon liquidation, dissolution, or winding up, the assets of the Corporation distributable, as aforesaid, among the holders of the Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed among the holders of the Series B Preferred Stock and Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation, merger or reorganization of the Corporation with or into another corporation or entity in which the holders of the Corporation's outstanding capital stock do not retain a majority of the voting power in the surviving corporation immediately thereafter or (ii) a sale, conveyance or disposition of all or substantially all of the Corporation's assets shall be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph 5.

     6.  Conversion Rights.

            (a) Optional Conversion; Conversion Rate; Conversion Price. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, into shares of Common Stock at any time after the issuance of such share. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing $8.00 by a price, hereinafter referred to as the "Conversion Price," in effect for the Series B Preferred Stock at the time of the conversion. The Conversion Price per share of Series B Preferred Stock initially shall be $8.00, subject to adjustment as provided.

            (b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price then in effect for the Series B Preferred Stock (subject to adjustment as provided below) upon the earlier to occur of:

                   (i) the effective date of a firm commitment, underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration under Rule 145 of the Securities Act (or any successor thereto) or to any employee benefit plan of the Corporation generating aggregate proceeds to the Company of at least Fifteen Million Dollars ($15,000,000) (before deducting underwriters' discounts and all expenses relating to the offering), and an offering price (prior to underwriters' discounts and expenses) per share to the public equal to or greater than Fifteen Dollars ($15.00), appropriately adjusted for stock dividends, stock splits, stock combinations, recapitalizations, reclassifications, exchanges and the like ("Initial Public Offering"); or

                   (ii) the date on which the holders of two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock consent in writing to such conversion.

            (c) Conversion Mechanics. The holder of any shares of Series B Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Except as set forth above, conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided below. The holder shall be deemed to have become a shareholder of record for the Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event such holder shall be deemed to have become a shareholder of record for the Common Stock on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares of Series B Preferred Stock, as the case may be, represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate for the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

            (d) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Corporation's Board of Directors.

            (e) Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (f) Share Reserve. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder approval, which the Corporation shall use its best efforts to promptly obtain), in accordance with the laws of the State of Delaware, promptly increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series B Preferred Stock at the time outstanding.

            (g) Registration or Listing. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series B Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, quotation system or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion and traded or quoted on an exchange or quotation system on which other shares of Common Stock are then listed or quoted, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

            (h) Status Upon Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Corporation with respect to the issuance thereof.

     7.  Adjustments.

            (a) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation shall at any time declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall subdivide the outstanding Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the

Conversion Price for the Series B Stock in effect immediately prior to each such stock dividend, combination or subdivision shall be proportionately increased or decreased, as appropriate, effective at the close of business on the date of each such stock dividend, combination or subdivision, as the case may be. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

            (b) Adjustments for Capital Reorganizations and Reclassifications. In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Series B Preferred Stock immediately prior to each such reorganization or recapitalization would have been entitled upon such reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

            (c) Noncash Dividends, Stock Purchase Rights, Capital Reorganizations and Dissolutions. In case:

                   (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                   (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                   (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                   (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for Series B

Preferred Stock, and to the holders of record of the outstanding Series B Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

            (d) Other Issuances. Upon the issuance by the Corporation of any Equity Securities (as defined below) without consideration or for consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price then in effect, then the Conversion Price shall be adjusted to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (on a fully diluted basis) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the newly issued Equity Securities would purchase at the Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (on a fully diluted basis) plus the number of additional shares of Equity Securities so issued. For purposes of this subsection 7(d) the following provisions will be applicable:

                   (i) in the case of an issue or sale for cash of shares of Common Stock, the "consideration per share" received by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

                   (ii) in case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors.

                   (iii) in case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration per share" received by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                   (iv) in case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration per share" received by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (X) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (Y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                   The amount of the "consideration per share" received by the Corporation upon the issuance of any rights or options referred to in subsection
(iii) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (iv) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (i) and (ii) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration per share" received by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (iii), or the termination of any right of conversion or exchange referred to in subsection (iv), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

            (e) Exclusions. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of a Conversion Price as a result of the issuance after the effective date of this Certificate of Designation, of (w) shares of Common Stock (or any options, warrants or rights to purchase such shares) to officers, directors, employees or consultants of the Corporation or its subsidiaries pursuant to stock option or stock purchase plans or agreements or other employee benefit plans and any shares of Common Stock issued upon exercise or conversion pursuant to such plans or agreements, (x) shares of Common Stock (or any options, warrants or rights to purchase such shares), which have been approved by the Board of Directors in connection with strategic investments, licensing arrangements or debt or equipment financings, (y) shares issuable upon conversion or exercise of securities which are outstanding as of the date of this Certificate of Designation or (z) shares of Common Stock (or any options, warrants or rights to purchase such shares), which have been approved by the Board of Directors issued as consideration in connection with mergers, acquisitions or other business combinations.

            (f) Definition of Equity Securities. For purposes of this Certificate of Designation, "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

            (g) Protection of Conversion Rights. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

     8. Voting Rights. Holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company. Each share of Series B Preferred Stock shall entitle the holder to that number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible as of the record date established for the vote of the stockholders of the Company. Fractional votes will not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except with respect to the seat on the Board of Directors allocated to the shares of Series B Preferred Stock as described below or as required by law, the Series B Preferred Stock will vote together with the Common Stock and not as a separate class.

     9.  Board Seat.  The Board of Directors shall consist of no less than three
(3) and no more than seven (7) members. The holders of Series B Preferred Stock, voting together as a single class, shall be entitled to designate one (1) member of the Board of Directors. The holders of the Series C Preferred Stock, voting together as a single class, shall be entitled to designate two (2) members of the Board of Directors. The remaining four (4) directors shall be designated by the holders of the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock voting together as a single class on an as converted basis.

     10. No Preemptive Rights. No holder of the Series B Preferred Stock shall be entitled, as of right, to purchase or subscribe for any part of the unissued capital stock of the Corporation or of any capital stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

     11. Protective Covenants. So long as shares of Series B Preferred Stock remain outstanding and for such further period as may be required by law, the Company will not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series B Preferred Stock voting separately as a class (i) sell, convey or otherwise dispose of all or substantially all of the assets of the Company, merge the Company with or consolidate the Company into another entity, or engage in any other form of corporate reorganization or recapitalization that would require the vote of the Company's shareholders under applicable law; (ii) increase the number of authorized shares of Series B Preferred Stock (except as a result of a stock split or combination); (iii) affect an exchange, reclassification or cancellation of all or a part of the shares of Series B Preferred Stock (except as a result of a stock split or combination); (iv) effect an exchange, or create a right of exchange, of all or part of the shares of another class into shares of Series B Preferred Stock; (v) alter or change the rights, preferences, privileges and restrictions of the Series B Preferred Stock; (vi) authorize or issue shares of any class of stock having any rights, preferences or privileges superior to any such right, preference or privilege of the Series B Preferred Stock; (vii) authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any rights, preferences or privileges superior to any such right, preference or privilege of the Series B Preferred Stock; or (viii) reclassify any other outstanding shares of stock into shares having any right, preference or privilege superior to any such right, preference, privilege or priority of the Series B Preferred Stock.

     12. Notices of Record Date. In the event that the Company shall propose at any time (i) to declare any dividend or distribution upon the Common Stock other than distributions to shareholders in connection with the repurchase of shares of former employees or consultants to which at least a majority of the holders of Series B Preferred Stock have consented, (ii) to offer for subscription to the holders of any class or series of its capital stock any additional shares of stock of any class or series or any other rights, (iii) to effect any reclassification or recapitalization or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then the Company will send to the holders of the Series B Preferred Stock, at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights and on which such event shall take place.

     13. No Implied Limitations. Except as otherwise provided by the express provisions of this Certificate of Designation of Series B Preferred Stock, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Certificate of Incorporation of the Corporation.

     14. General Provisions. In addition to the above provisions with respect to the Series B Preferred Stock, such Series B Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation's Certificate of Incorporation with respect to the Corporation's Preferred Stock generally.

     15. Notices. All notices required or permitted to be given by the Corporation with respect to the Series B Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series B Preferred Stock at their last addresses as they shall appear on the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

                            SERIES C PREFERRED STOCK
                            ------------------------


     1. Designations and Amounts. Three Million (3,000,000) shares of the Corporation's authorized Preferred Stock are designated as Series C Preferred Stock.

     2.  Definitions.

     For the purposes of this Resolution the following definitions shall apply:

            (a)  "Board" shall mean the Board of Directors of the Corporation.

            (b) "Common Stock" shall refer to the Corporation's common stock with a par value of $.001 per share.

            (c)  "Purchase Price" shall be $25.00.

            (d) "Subsidiary" shall mean any corporation at least 51% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more subsidiaries of the Corporation.

     3. Dividends. The holder of each issued and outstanding share of Series C Preferred Stock shall be entitled to receive dividends when and if declared by the Board, out of funds legally available for such purpose. No dividends (other than those payable solely in shares of Common Stock) may be declared or paid with respect to shares of Common Stock during any fiscal year of the Corporation until dividends in the aggregate amount of not less than $2.25 per share (the "Series C Dividend Preference Rate") of

Series C Preferred Stock (as adjusted as provided herein) have been paid or declared and set aside with respect to the Series C Preferred Stock during such fiscal year. If the Corporation shall (a) pay a distribution in shares of Series C Preferred Stock, (b) subdivide its outstanding shares of Series C Preferred Stock into a greater number of shares, (c) combine its outstanding shares of Series C Preferred Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Series C Preferred Stock any shares of Series C Preferred Stock, this Series C Dividend Preference Rate shall be ratably adjusted to an amount equal to the Series C Dividend Preference Rate in effect immediately prior to such action multiplied by the number of shares of Series C Preferred Stock outstanding immediately prior to such action divided by the number of shares of Series C Preferred Stock outstanding immediately after such action.

     4. Redemption. Shares of Series C Preferred Stock are not redeemable by the Corporation.

     5. Liquidation and Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the issued and outstanding Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock and Series C Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, an amount per share equal to the Purchase Price for the respective Series B Preferred Stock or Series C Preferred Stock (the "Liquidation Rate"), plus all accrued and unpaid dividends and distributions declared thereon, without interest. If the Corporation shall (a) pay a distribution in shares of Series B Preferred Stock or Series C Preferred Stock,
(b) subdivide its outstanding shares of Series B Preferred Stock or Series C Preferred Stock into a greater number of shares, (c) combine its outstanding shares of Series B Preferred Stock or Series C Preferred Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Series B Preferred Stock or Series C Preferred Stock any additional shares of Series B Preferred Stock or Series C Preferred Stock, respectively, the Liquidation Rate shall be ratably adjusted to an amount equal to the Liquidation Rate in effect immediately prior to such action multiplied by the number of shares of Series B Preferred Stock and/or Series C Preferred Stock (as applicable) outstanding immediately prior to such action divided by the number of shares of Series B Preferred Stock or Series C Preferred Stock, respectively, outstanding immediately after such action. After such payment shall have been made in full to the holders of the issued and outstanding Series B Preferred Stock and Series C Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series B Preferred Stock and Series C Preferred Stock so as to be and continue to be available therefor, then the remaining assets of the Corporation shall be divided and distributed ratably among the holders of the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock on an as converted basis. If, upon liquidation, dissolution, or winding up, the assets of the Corporation distributable, as aforesaid, among the holders of the Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed among the holders of the Series B Preferred Stock and Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation, merger or reorganization of the

Corporation with or into another corporation or entity in which the holders of the Corporation's outstanding capital stock do not retain a majority of the voting power in the surviving corporation immediately thereafter or (ii) a sale, conveyance or disposition of all or substantially all of the Corporation's assets shall be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph 5.

     6.  Conversion Rights.

            (a) Optional Conversion; Conversion Rate; Conversion Price. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, into shares of Common Stock at any time after the issuance of such share. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing $25.00 by a price, hereinafter referred to as the "Conversion Price," in effect for the Series C Preferred Stock at the time of the conversion. The Conversion Price per share of Series C Preferred Stock initially shall be $12.50, subject to adjustment as provided.

            (b) Automatic Conversion. Each share of Series C Preferred Stock shall be converted into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price then in effect for the Series C Preferred Stock (subject to adjustment as provided below) upon the earlier to occur of:

                   (i) the effective date of a firm commitment, underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration under Rule 145 of the Securities Act (or any successor thereto) or to any employee benefit plan of the Corporation, generating aggregate proceeds to the Company of at least Twenty Five Million Dollars ($25,000,000) (before deducting underwriters' discounts and all expenses relating to the offering), and an offering price (prior to underwriters' discounts and expenses) of not less than Forty Dollars ($40.00) per share, appropriately adjusted for stock dividends, stock splits, stock combinations, recapitalizations, reclassifications, exchanges and the like ("Initial Public Offering"), provided, however, that such automatic conversion shall not be deemed to have occurred in the event that the Initial Public Offering does not close; or

                   (ii) the date on which the holders of two-thirds (2/3) of the then outstanding shares of Series C Preferred Stock consent in writing to such conversion.

            (c) Conversion Mechanics. The holder of any shares of Series C Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Except as set forth above, conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided below. The holder shall be deemed to have become a shareholder of record for the Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event such holder shall be deemed to have become a shareholder of record for the Common Stock on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares of Series C Preferred Stock, as the case may be, represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate for the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

            (d) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Corporation's Board of Directors.

            (e) Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Series C Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series C Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (f) Share Reserve. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series C Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder approval, which the Corporation shall use its best efforts to promptly obtain), in accordance with the laws of the State of Delaware, promptly increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series C Preferred Stock at the time outstanding.

            (g) Registration or Listing. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series C Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, quotation system or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion and traded or quoted on an exchange or quotation system on which other shares of Common Stock are then listed or quoted, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

            (h) Status Upon Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Corporation with respect to the issuance thereof.

     7.  Adjustments.

            (a) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation shall at any time declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall subdivide the outstanding Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series C Stock in effect immediately prior to each such stock dividend, combination or subdivision shall be proportionately increased or decreased, as appropriate, effective at the close of business on the date of each such stock dividend, combination or subdivision, as the case may be. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

            (b) Adjustments for Capital Reorganizations and Reclassifications. In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Series C Preferred Stock immediately prior to each such reorganization or recapitalization would have been entitled upon such reorganization, or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series C Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

            (c) Noncash Dividends, Stock Purchase Rights, Capital Reorganizations and Dissolutions. In case:

                   (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                   (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                   (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                   (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                   then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for Series C Preferred Stock, and to the holders of record of the outstanding Series C Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

            (d) Other Issuances. Upon the issuance by the Corporation of any Equity Securities (as defined below) without consideration or for consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price then in effect, then the Conversion Price shall be adjusted to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (on a fully diluted basis) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the newly issued Equity Securities would purchase at the Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (on a fully diluted basis) plus the number of additional shares of Equity Securities so issued. For purposes of this subsection 7(d) the following provisions will be applicable:

                   (i) in the case of an issue or sale for cash of shares of Common Stock, the "consideration per share" received by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

                   (ii) in case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors.

                   (iii) in case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration per share" received by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                   (iv) in case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration per share" received by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (X) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (Y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

     The amount of the "consideration per share" received by the Corporation upon the issuance of any rights or options referred to in subsection (iii) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (iv) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (i) and (ii) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration per share" received by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (iii), or the termination of any right of conversion or exchange referred to in subsection (iv), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

            (e) Exclusions. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of a Conversion Price as a result of the issuance after the effective date of this Certificate of Designation, of (w) shares of Common Stock (or any options, warrants or rights to purchase such shares) to officers, directors, employees or consultants of the Corporation or its subsidiaries pursuant to stock option or stock purchase plans or agreements or other employee benefit plans and any shares of Common Stock issued upon exercise or conversion pursuant to such plans or agreements, (x) shares of Common Stock (or any options, warrants or rights to purchase such shares), which have been approved by the Board of Directors in connection with strategic investments, licensing arrangements or debt or equipment financings, (y) shares issuable upon conversion or exercise of securities which are outstanding as of the date of this Certificate of Designation or (z) shares of Common Stock (or any options, warrants or rights to purchase such shares), which have been approved by the Board of Directors issued as consideration in connection with mergers, acquisitions or other business combinations.

            (f) Definition of Equity Securities. For purposes of this Certificate of Designation, "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

            (g) Protection of Conversion Rights. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

     8. Voting Rights. Holders of shares of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company. Each share of Series C Preferred Stock shall entitle the holder to that number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock is convertible as of the record date established for the vote of the stockholders of the Company. Fractional votes will not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except with respect to the seat on the Board of Directors allocated to the shares of Series C Preferred Stock as described below or as required by law, the Series C Preferred Stock will vote together with the Common Stock and not as a separate class.

     9. Board Seat. The Board of Directors shall consist of not less than three (3) and not more than seven (7) members. The holders of Series B Preferred Stock, voting together as a single class, shall be entitled to designate one (1) member of the Board of Directors. The holders of the Series C Preferred Stock, voting together as a single class, shall be entitled to designate two (2) members of the Board of Directors. The remaining four (4) directors shall be designated by the holders of the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock voting together as a single class on an as converted basis.

     10. No Preemptive Rights. No holder of the Series C Preferred Stock shall be entitled, as of right, to purchase or subscribe for any part of the unissued capital stock of the Corporation or of any capital stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

     11. Protective Covenants. So long as shares of Series C Preferred Stock remain outstanding and for such further period as may be required by law, the Company will not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series C Preferred Stock voting separately as a class (i) sell, convey or otherwise dispose of all or substantially all of the assets of the Company, merge the Company with or consolidate the Company into another entity, or engage in any other form of corporate reorganization or recapitalization that would require the vote of the Company's shareholders under applicable law; (ii) increase the number of authorized shares of Series C Preferred Stock (except as a result of a stock split or combination); (iii) effect an exchange, reclassification or cancellation of all or a part of the shares of Series C Preferred Stock (except as a result of a stock split or combination); (iv) effect an exchange, or create a right of exchange, of all or part of the shares of another class into shares of Series C Preferred Stock; (v) alter or change the rights, preferences, privileges and restrictions of the Series C Preferred Stock; (vi) authorize or issue shares of any class of stock having any rights, preferences or privileges superior to any such right, preference or privilege of the Series C Preferred Stock; (vii) authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any rights, preferences or privileges superior to any right, preference or privilege of the Series C Preferred Stock; or (viii) reclassify any other outstanding shares of stock into shares having any right, preference, or privilege superior to any such right, preference, privilege or priority of the Series C Preferred Stock.

     12. Notices of Record Date. In the event that the Company shall propose at any time (i) to declare any dividend or distribution upon the Common Stock other than distributions to shareholders in connection with the repurchase of shares of former employees or consultants to which at least a majority of the holders of Series C Preferred Stock have consented, (ii) to offer for subscription to the holders of any class or series of its capital stock any additional shares of stock of any class or series or any other rights, (iii) to effect any reclassification or recapitalization or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company will send to the holders of the Series C Preferred Stock, at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights and on which such event shall take place.

     13. No Implied Limitations. Except as otherwise provided by the express provisions of this Certificate of Designation of Series C Preferred Stock, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Certificate of Incorporation of the Corporation.

     14. General Provisions. In addition to the above provisions with respect to the Series C Preferred Stock, such Series C Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation's Certificate of Incorporation with respect to the Corporation's Preferred Stock generally.

     15. Notices. All notices required or permitted to be given by the Corporation with respect to the Series C Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series C Preferred Stock at their last addresses as they shall appear on the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock.

                                  ARTICLE V.

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                  ARTICLE VI.

     The Corporation is to have perpetual existence.

                                 ARTICLE VII.

     1.  Limitation of Liability.  To the fullest extent permitted by the
         -----------------------
General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2.  Indemnification.  The Corporation may indemnify to the fullest extent
         ---------------
permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     3.  Amendments.  Neither any amendment nor repeal of this Article VII,
         ----------
nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

     The foregoing Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware.

     MindArrow Systems, Inc. has caused this Corrected Restated Certificate of Incorporation to be signed by Robert I. Webber and Quynh N. Trinh, its authorized officers, this 17th day of May, 2001.



                                           /s/ Robert I. Webber, President



                                           /s/ Quynh Trinh, Secretary